BATTLE FOWLER LLP
                              75 East 55th Street
                            New York, New York 10022


                                                  December 18, 1995


Daily Tax Free Income Fund, Inc.
600 Fifth Avenue
New York, New York 10020

Gentlemen:

     We have  acted  as  counsel  to Daily  Tax Free  Income  Fund,  a  Maryland
Corporation (the "Fund"), in connection with the preparation and filing of Registration Statement No. 2-78513 on Form N-1A pursuant to Rule 24e-2 of the Securities Act of 1933 registering the issuance of (the "Registration Statement") 1,060,979,417.81 shares of beneficial interest, par value $.001 per share, of the Fund.

     We have examined copies of the Amended Articles of Incorporation and By-Laws of the Fund, the Registration Statement, and such other corporate records, proceedings and documents, including the consent of the Board of Directors and the minutes of the meeting of the Board of Directors of the Fund, as we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

     Based upon the foregoing, we are of the opinion that the 1,060,979,417.81 shares of common stock interest, par value $.001 per share, of the Fund, to be issued in accordance with the terms of the offering, as set forth in the Prospectus and Statement of Additional Information included as part of the Registration Statement and in accordance with applicable state securities laws, when so issued and paid for, will constitute validly authorized and legally issued shares of beneficial interest, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the heading "Federal Income Taxes" in the Prospectus and in the Statement of Additional Information, and under the heading "Counsel and Auditors" in the Statement of Additional Information.


                                                  Very truly yours,


                                                  BATTLE FOWLER LLP